UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

National Banking Association	04-3401714
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

150 Royall Street, Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

Law Department

Computershare Trust Company, National Association

150 Royall Street, Canton, MA

02021

(781) 575-2000

(Name, address and telephone number of agent for service)

Viper Energy Partners LLC*

(Exact name of obligor as specified in its charter)

Delaware	35-2486057
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 West Texas Ave., Suite 100 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

*See	Table of Additional Obligors on following page.

TABLE OF ADDITIONAL OBLIGORS

The following are obligors that guarantee the indenture securities:

Exact name of obligor as specified in its charter (1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Viper Energy, Inc.	Delaware	46-5001985
New Cobra Pubco, Inc.	Delaware	39-2596878

(1)	The address, including zip code, of the principal executive offices of each of the obligors listed in this table are the same as those of Viper Energy Partners LLC.

Item 1.	General Information. Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency 340 Madison Avenue, 4th Floor New York, NY 10017-2613

(b) Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Items 3-15.	No responses are included for Items 3-15 of this Form T-1 because, to the best of the Trustee’s knowledge, neither the obligor nor any guarantor is in default under any Indenture for which the Trustee acts as Trustee and the Trustee is not a foreign trustee as provided under Item 15.

Item 16.	List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1. A copy of the articles of association of the trustee. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-200089).

2. A copy of the certificate of authority of the trustee to commence business.

3. A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association.

4. A copy of the existing bylaws of the trustee, as now in effect. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-200089).

5. Not applicable

6. The consent of the Trustee required by Section 321(b) of the Act

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8. Not applicable

9. Not applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, and State of Minnesota, on the 9th day of July, 2025.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Chriss Reichow
Name:	Chriss Reichow
Title:	Vice President

EXHIBIT 2

A copy of the Comptroller of the Currency Certificate of Corporate Existence for Computershare Trust Company, National Association, dated May 5, 2025.

EXHIBIT2 A copy of the Comptroller of the Currency Certificate of Corporate Existence for Computershare Trust Company, National Association, dated May 5, 2025. () Office of the Comptroller of the Currency Washington.DC 20219 P:RTIFlCATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS L Rodney E. Hood.Acting Comptroller of the Currency.do hereby certify that: 1. The Comptroller of the Currency. pursuant to ReYised Starutes 324, et seq, as amended, and 12 USC Let seq. as amended, has possession. custody, and control of all records pertaining to the chartering, regulation. and supervision of all national banking associations. 2. “Computershare TnlSt Company. National Association.” Canton, Massachusetts (Charter No. 23148), is a national banking association formed nnder the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate. IN TESTIMONY WHEREOF. today, May 5. 2025. I haYe herennto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury. in the City of Washington, District of Columbia Acting Comptroller of the Currency 2025-00879-C

EXHIBIT 3

A copy of the Comptroller of the Currency Certification ofFiduciaty Powers for Computershare Trust Company, National Association, dated May 5, 2025.

EXHIBIT 3   A copy of the Comptroller of the Currency Certification ofFiduciaty Powers for Computershare Trust Company, National Association, dated May 5, 2025. () Office of the Comptroller of the Currency Washington.DC 20219 ERTIF1CATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS L Rodney E. Hood.Acting Comptroller of the Currency, do hereby certify that: 1. The Comptroller of the Currency, pursuant to Re\-ised Statutes 324. et seq. as amended. and 12 USC Let seq, as amended. has possession. custody. and control of all records pertaining to the ch.mering, regulation. and supetTision of all national banking associations. 2. “Computershare Trust Company. National Association.” Canton. Massachusetts (Charter No. 23148), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate. IN TESTIMOl\ry WHEREOF. today.May 5. 2025. I ha\·e hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia. Acting Comptroller of the Currency 2025-00879-C

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of debt securities, Computershare Trust Company, National Association hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Chriss Reichow
Title:	Vice President

July 9, 2025